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                                                                   EXHIBIT 10.11


                                PROMISSORY NOTE
                                ---------------


$50,000.00                                                          May 30, 1997
                                                         Los Angeles, California


     FOR VALUE RECEIVED, the undersigned, KEVIN WALL, an individual residing in the State of California, ("Maker"), promises to pay to the order of IXL HOLDINGS, INC., a Delaware corporation ("Holder"), the principal sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), plus interest calculated at the rate of eight percent (8.0%) per annum on such principal amount, said principal and interest to be payable at such place as the Holder may designate in writing, as set forth below.

     Accrued interest and the outstanding principal amount shall be due and payable on May 30, 1998.

     Maker shall be in default hereunder if (i) Maker fails timely to make any payment due hereunder; (ii) Maker files or has filed against it any proceeding under any insolvency or bankruptcy statute; (iii) Maker ceases to operate its business; or (iv) any of the other conditions hereinafter set out are violated or breached by Maker. If a default occurs, all amounts due hereunder shall, at the option of the Holder, become immediately due and payable.

     Maker, whether principal, surety or endorser waives demand, protest and notice of demand, protest and non-payment. Maker further waives notice of default and notice of acceleration of the maturity hereof by reason of default. The failure of the Holder to exercise the right of accelerating the maturity of the debt, or the granting by the Holder of any indulgence from time to time, shall in no event be considered a waiver of such right of acceleration or prevent the Holder from thereafter exercising such right at any time thereafter as if another default shall thereafter exist.

     Notwithstanding anything to the contrary contained herein, in no event shall the total of all charges payable under this Note which are or could be held to be in the nature of interest, exceed the maximum rate permitted to be charged under any applicable law. Should Holder receive any payment which is or would be in excess of that permitted to be charged under any applicable law, such payment shall be deemed to have been made in error and shall automatically either be reduced immediately to the maximum amount permitted by law or, if required to comply with applicable law, be cancelled and, if theretofore paid, at the option of Holder, be refunded to Maker or applied to reduce the principal balance outstanding on this Note.

     Any and all notices, demands and responses thereto permitted or required to be given under this Note shall be in writing, and shall be deemed to have been properly given or served and shall be effective upon being personally delivered or two (2) days after being deposited in

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the United States Mail, postage prepaid, registered or certified mail, return receipt requested, to the other party at the address of such other party set forth below or at such other address as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, demand, or request shall be addressed as follows:

     If to Maker:        BoxTop Interactive, Inc.
                         10960 Wilshire Boulevard
                         Suite 1550
                         Los Angeles, California 90024
                         Attention: Kevin Wall, President

     With a copy to:     Weissmann, Wolff, Bergman, Coleman & Silverman, LLP
                         9665 Wilshire Boulevard
                         Suite 900
                         Beverly Hills, California 90212
                         Attention: Alan L. Grodin, Esq.

     If a Holder:        IXL Holdings, Inc.
                         1465 Northside Drive
                         Suite 110
                         Atlanta, Georgia 30318
                         Attention: James V. Sandry

     With copies to:     Minkin & Snyder, A Professional Corporation
                         One Buckhead Plaza
                         3060 Peachtree Road, Suite 1100
                         Atlanta, Georgia 30305
                         Attention: James S. Altenbach, Esq.

     and to:             Kelso & Company
                         320 Park Avenue
                         24th Floor
                         New York, New York 10032
                         Attention: James J. Connors II, Esq.

     The unpaid principal evidenced by this Note and unpaid accrued interest thereon may be prepaid, in whole or in part, from time to time and at any time, without premium or penalty.

     All of the rights, privileges and obligations hereof, shall inure to the benefit of and bind the respective successors and assigns of the parties hereto.

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     In case, and as often as, this Note is collected by an attorney at law, all costs of collection, including reasonable attorney's fees, actually incurred, shall be paid by Maker.

     This Note is to be construed in accordance with, and governed by, the internal laws of the State of Georgia, without regard to its principles of conflict of laws.

     IN WITNESS WHEREOF, Maker has set its hand and seal, by its duly authorized officers, as of the date first above written.



                                        By:      /s/ Kevin Wall
                                             ------------------------------
                                             KEVIN WALL, a California resident

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